SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             Microsemi Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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

                              MICROSEMI CORPORATION

                              ---------------------

                  NOTICE OF ANNUAL MEETING ON FEBRUARY 29, 2000

                               AND PROXY STATEMENT

                                TABLE OF CONTENTS

PROXY STATEMENT...............................................................1
GENERAL INFORMATION...........................................................1
ANNUAL REPORT.................................................................2
OUTSTANDING VOTING SECURITIES.................................................2
VOTING PROCEDURES.............................................................2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................3
ELECTION OF DIRECTORS.........................................................5
DIRECTORS.....................................................................5
EXECUTIVE OFFICERS............................................................6
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES...............7
EXECUTIVE COMPENSATION........................................................8
SUMMARY COMPENSATION TABLE....................................................8
OPTION GRANTS IN LAST FISCAL YEAR.............................................9
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
 OPTION VALUES................................................................9
EXECUTIVE COMPENSATION AGREEMENTS.............................................10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................11
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................11
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...................12
COMPENSATION COMMITTEE REPORT FOR FISCAL YEAR 1999 OF MICROSEMI
  CORPORATION.................................................................12
THE COMPENSATION COMMITTEE....................................................14
PERFORMANCE GRAPH.............................................................15
AMENDMENT OF THE 1987 PLAN (PROPOSAL 2).......................................16
STOCKHOLDER PROPOSALS.........................................................23
INDEPENDENT ACCOUNTANTS.......................................................23
OTHER MATTERS.................................................................23

                              MICROSEMI CORPORATION
                                 P.O. Box 26890
                        Santa Ana, California 92799-6890

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 29, 2000

                              ---------------------

TO THE STOCKHOLDERS OF MICROSEMI CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MICROSEMI CORPORATION (the "Company") will be held at the offices of the Company, 2830 South Fairview Street, Santa Ana, California 92704, on Tuesday, February 29, 2000 at 10:00 a.m., Pacific Standard Time, for the following purposes:

      1. To elect five (5) directors, each for the term of one (1) year or until his successor shall have been duly elected and qualified (Proposal 1);

      2.    To approve Amendments to the 1987 Microsemi Corporation Stock Plan;
            and

      3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Only stockholders of record at the close of business on January 14, 2000 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors,


Santa Ana, California                     /s/ DAVID R. SONKSEN
January 20, 2000                          --------------------------------------
                                          David R. Sonksen
                                          Secretary

IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. STOCKHOLDERS, WHETHER THEY EXPECT TO ATTEND THE MEETING IN PERSON OR NOT, ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED AT THE ANNUAL MEETING, AND STOCKHOLDERS OF RECORD WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

Additional copies of proxy materials should be requested in writing, addressed to:

Microsemi Corporation, P.O. Box 26890, Santa Ana, California 92799-6890,
Attention: David R. Sonksen, Secretary.

                              MICROSEMI CORPORATION
                                 P. O. Box 26890
                        Santa Ana, California 92799-6890

                              ---------------------

                                 PROXY STATEMENT

                               GENERAL INFORMATION

      The accompanying Proxy is solicited by the Board of Directors and Management of Microsemi Corporation (the "Company") to be used at the Annual Meeting of Stockholders to be held on Tuesday, February 29, 2000, at 10:00 a.m., Pacific Standard Time, at the offices of the Company, 2830 South Fairview Street, Santa Ana, California 92704, and at any adjournments or postponements thereof (the "Meeting"). Shares represented by a valid Proxy in the enclosed form ("Proxy") will be voted as specified if executed and received in time for the Meeting. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of all of the director nominees listed.

      A stockholder who executes and returns the accompanying Proxy may revoke it at any time prior to its being voted by signing another Proxy bearing a later date, or by signing a written notice of revocation and, in either case, delivering the proxy or notice to the Secretary of the Company by mail prior to the Meeting or in person at the Meeting. Execution of the Proxy will not in any way affect a stockholder's privilege to attend the Meeting and to vote in person, provided that the stock is held of record in the stockholder's name.

      The costs of Proxy solicitation will be paid by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails. The Company will reimburse banks, brokerage houses, and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy material to the beneficial owners of the shares held by them. Proxies may be solicited by directors, officers or other regular employees of the Company in person or by telephone or facsimile as part of their regular duties and without special payment therefor, except reimbursement of incidental costs.

      This Notice of Annual Meeting, Proxy Statement and Proxy are first being mailed to stockholders on or about January 28, 2000.

                                  ANNUAL REPORT
                                  -------------

      The Annual Report to Stockholders for the fiscal year ended October 3, 1999, including the audited financial statements, accompanies this Proxy Statement. Such report is not to be regarded as proxy soliciting material and is not incorporated into this Proxy Statement. THE ANNUAL REPORT TO STOCKHOLDERS AND THE FORM 10-K, INCLUDING ANNUAL FINANCIAL STATEMENTS, CAN BE OBTAINED BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING UPON WRITTEN REQUEST. SEND REQUESTS TO MICROSEMI CORPORATION, P.O. BOX 26890, SANTA ANA, CALIFORNIA 92799-6890,
ATTENTION: DAVID R. SONKSEN, SECRETARY.

                          OUTSTANDING VOTING SECURITIES
                          -----------------------------

      The Company's Common Stock, $.20 par value per share ("Common Stock"), constitutes the only class of outstanding securities of the Company entitled to notice of and to vote at the Meeting, including any adjournments or postponements thereof. On January 14, 2000 ("Record Date") the Company had issued and outstanding 10,919,979 shares of Common Stock (exclusive of shares held in the treasury). Only holders of record of the Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting, including any adjournments or postponements thereof. Each such holder of record is entitled, for all purposes, to one vote for each share so held on each matter submitted to a vote of stockholders.

                                VOTING PROCEDURES
                                -----------------

      A quorum sufficient for the conduct of business at the Meeting will consist of a majority of the outstanding shares of Common Stock at the close of business on the Record Date.

      Proxies marked as abstentions and proxies for shares held in street name designated by brokers as not voted will be treated as shares present for purposes of determining the presence of a quorum at the Meeting.

      Proposal 1, the election of directors, will be determined by a plurality vote, i.e., the stockholders elect those individuals up to the number of individuals to be elected receiving a number of votes greater than the number of votes for any other nominees who receive votes.

      Proposal 2, Amendments to Microsemi Corporation 1987 Stock Plan, will be determined by a majority vote, i.e. the affirmative vote of the holders of a majority of the Common Stock of the Company represented at the Annual Meeting and voting on Proposal 2 shall be required to approve this proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

      The following table sets forth as of December 1, 1999, information concerning ownership of the Company's Common Stock by each director or executive officer, all officers and directors as a group, and each person known by the Company to own beneficially more than 5% of its outstanding Common Stock.

Name of Beneficial Owner
(and Address of Each 5%
Beneficial Owner) or                 Amount and Nature of         Percentage
Number of Persons in Group           Beneficial Ownership          of Class
--------------------------           --------------------          --------

Norman J. Wechsler
105 South Bedford Road, Suite 310
Mount Kisco, NY 10549                    1,582,973 (1)                14.5%

Wellington Management Company, LLP       1,207,900                    11.1%
75 State Street
Boston, MA  02109

FMR Corp.                                1,176,540                    10.8%
82 Devonshire Street
Boston, MA  02109

Brinson Partners, Inc.                     893,900                     8.2%
209 South LaSalle Street
Chicago, IL  60604-1295

Philip Frey, Jr.
P. O. Box 26890
Santa Ana, CA 92799-6890                 1,013,353 (2)                 9.2%

Joseph M. Scheer                            21,900 (3)                   *

Martin H. Jurick                            18,500 (4)                   *

Brad Davidson                               21,000 (5)                   *

Robert B. Phinizy                           17,000 (6)                   *

David R. Sonksen                            47,743 (7)                   *

Harold R. McKeighan                         53,650 (8)                   *

Andy T. S. Yuen                             63,400 (9)                   *

Lane Jorgensen                              44,200 (10)                  *

All executive officers and directors
as a group (12)                           1,342,711 (11)              12.1%

*Indicates less than 1%

(1) Includes 13,070 shares owned by others and over which there is shared voting and dispositive power, and 1,269,903 shares owned by Wechsler & Co., Inc.

(2) Includes 36,950 shares under an option exercisable as of the date of this information or within 60 days.

(3) Includes 16,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(4) Includes 16,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(5) Includes 11,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(6) Includes 17,000 shares under options exercisable as of the date of this information or within 60 days thereafter.

(7) Includes 17,425 shares under options exercisable as of the date of this information or within 60 days thereafter.

(8) Includes 28,150 shares under options exercisable as of the date of this information or within 60 days thereafter.

(9) Includes 22,150 shares under options exercisable as of the date of this information or within 60 days thereafter.

(10) Includes 38,200 shares under options exercisable as of the date of this information or within 60 days thereafter.

(11) Includes 214,350 shares under options exercisable as of the date of this information or within 60 days thereafter.

                              ELECTION OF DIRECTORS
                              ---------------------
                                  (Proposal 1)

      The Bylaws of the Company allow for a Board of Directors consisting of not less than three (3) and up to thirteen (13) members as fixed by the Board from time to time, and the Board currently has fixed the number of directors at five
(5). Accordingly, five (5) directors shall be elected at the Meeting, and the five (5) nominees named below are proposed by Management. The nominees proposed for election as directors will serve for a term of one year or until their successors are elected and qualified. All nominees have consented to be named and have indicated their intent to serve if elected. While Management has no reason to believe that any nominee will be unable to or will not serve as a director, should any nominee become unable to serve or will not, for good cause, so serve, the persons named in the enclosed Proxy will have authority to vote for any substitute nominee designated by the Board of Directors.

      The five (5) candidates in the election of directors receiving the highest number of affirmative votes will be elected. Votes against a candidate or votes withheld, including abstentions and broker non-votes, have no legal effect on the election; however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as Directors by the Board of Directors at the Meeting are set forth below. Your Board of Directors recommends that you vote for the election of each of the nominees
named below.                       ---

                                    DIRECTORS
                                    ---------

        Name         Position With Company (in Addition to      Age     Director
                     Director) and Principal Occupation                  Since
                     during Last Five Years
--------------------------------------------------------------------------------
 Philip Frey, Jr.    Chairman of the Board since February 26,    72       1972
                     1987; President and Chief Executive
                     Officer since 1971

 Brad Davidson       President of Securities Pricing and         44       1984
                     Research, Inc. since 1986

 Robert B. Phinizy   Private investor and consultant;            73       1992
                     Director of Genisco/Solaris and
                     Corporate Secretary since 1997;
                     Chairman, Chief Executive Officer and
                     President of Genisco Technology Corp.
                     from 1972 to 1986; Director of BioSonics,
                     Inc. and Corporate Secretary since 1993;
                     Retired Captain, United States Navy (R)

 Joseph M. Scheer    Private investor and consultant;            73       1994
                     Director of Rawson-Koenig Inc., Houston,
                     Texas since 1991; Member Advisory Board
                     Soligen Inc., Northridge, California
                     since 1994; Director of Laserform, Inc.,
                     Auburn Hills, Michigan from 1989-1994

 Martin H. Jurick    Private investor and consultant; Senior     62       1995
                     Vice President of Corporate Planning and
                     Director of Silicon Systems, Inc.,
                     (later of a division of Texas
                     Instruments); 1978-1999; Director of
                     Level One Communications since 1991

                               EXECUTIVE OFFICERS
                               ------------------

      Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. Information is provided under the heading "Directors" for Mr. Philip Frey, Jr.

        Name         Position with Company and Principal        Age     Officer
                     Occupation during Last Five Years                   Since
--------------------------------------------------------------------------------
David R. Sonksen     Vice President-Finance, Chief Financial     54       1986
                     Officer, Treasurer and Secretary since
                     1986

Andy T.S. Yuen       Vice President International Operations     47       1989
                     since 1989

James M. Thomas      Vice President Human Resources since        62       1989
                     1989

James R. Shiring     Vice President, East Coast Operations       58       1999
                     since 1999; Vice President and General
                     Manager of BKC Semiconductors
                     Incorporated since 1998; President of
                     BKC Semiconductors Inc. since 1996;
                     Managing Director, European Operations
                     of CP Clare Corporation 1982 to 1995

Harold R. McKeighan  Vice President and General Manager of       57       1985
                     Microsemi Corporation-Scottsdale since
                     1985

Lane Jorgensen       Vice President and General Manager of       58       1992
                     Microsemi Corporation-Santa Ana since
                     1992

James J. Peterson    Vice President and General Manager of       44       1999
                     LinFinity, A Microsemi Company-Garden
                     Grove since 1999; President of LinFinity
                     MicroElectronics 1997 to 1999; Vice
                     President of Sales of LinFinity
                     MicroElectronics 1996 to 1997; Senior Vice
                     President, Worldwide Sales & Corporate
                     Communications of Texas Instruments Storage
                     Products Group-Tustin 1984 to 1996

                       INFORMATION REGARDING THE BOARD OF
                       ----------------------------------
                          DIRECTORS AND ITS COMMITTEES
                          ----------------------------

      During the 1999 fiscal year, the Board of Directors held a total of four
(4) regularly scheduled or special meetings.

      The Audit Committee, consisting of directors Robert B. Phinizy, Joseph M. Scheer and Martin H. Jurick, reviews matters relating to the Company's internal and external audits. The Audit Committee held a total of two (2) meetings in fiscal year 1999 to review the fiscal year 1998 financial statements and audit and to review the plans for the fiscal year 1999 audit.

      The Compensation Committee, consisting of directors Brad Davidson, Martin
H. Jurick and Joseph M. Scheer, considers and approves the grant of stock options to and compensation for the Company's key employees. The Compensation Committee held one (1) meeting in fiscal year 1999.

      No standing committee of the Company has a function similar to the function of a "Nominating Committee."

      No director, during the period while serving as a Director or on any committees, attended fewer than 75% of the aggregated number of meetings held in fiscal year 1999 of the Board of Directors and of all relevant committees.

      During fiscal year 1999, directors who were not also officers of the Company each were paid a quarterly retainer fee of $2,650, plus fees of $1,060 for each Board of Directors meeting attended and for each committee meeting attended. Committee members were also paid the following:

      Compensation Committee    Chairman      $2,400
                                Member        $1,200

      Audit Committee           Chairman      $1,400
                                Member        $  700

                             EXECUTIVE COMPENSATION
                             ----------------------

      The following table sets forth, for the fiscal year ended October 3, 1999, compensation received by Messrs. Frey, Sonksen, McKeighan, Yuen and Jorgensen. The notes to these tables provide additional specific information regarding compensation.

                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation               Long Term Compensation
                                -------------------------------------   ------------------------------
                                                                                             Long-Term
                                                                        Restricted           Incentive
                                                                           Stock                Plan        All Other
Name and                        Fiscal     Salary       Bonus    Other    Award(s)  Options    Payouts    Compensation
Principal Position               Year       ($)          ($)      ($)       ($)       (#)        ($)           ($)
------------------               ----      ------       -----    -----    --------  -------    -------    ------------
                                                                                                               (2)
Philip Frey, Jr
  President, Chairman of         1999      364,568          --   56,767      --      13,200       --          3,783
  the Board, Director and        1998      344,462     225,267   56,829      --       9,800       --          4,341
  Chief Executive Officer        1997      323,841     264,000       (1)     --       9,800       --          3,274

David R. Sonksen
  Vice President-Finance,        1999      197,832          --       (1)     --       8,500       --          5,000
  Treasurer, Secretary           1998      187,928      97,901       (1)     --       6,100       --          6,074
  and Chief Financial            1997      176,869     107,474       (1)     --       6,100       --          5,084
  Officer

Harold R. McKeighan
  Vice President, General        1999      177,054          --       (1)     --       8,500       --          4,319
  Manager-Microsemi              1998      166,632      46,724       (1)     --       6,100       --          3,396
  Scottsdale                     1997      160,424      96,169       (1)     --       6,100       --          3,169

Andy T.S. Yuen
  Vice President                 1999      150,133          --       (1)     --       8,500       --          3,386
  International Operations       1998      142,512      74,149       (1)     --       6,100       --          3,386
                                 1997      134,430      81,795       (1)     --       6,100       --          3,861

Lane Jorgensen
  Vice President, General        1999      147,600          --       (1)     --       8,500       --          5,106
  Manager-Microsemi              1998      139,242      72,537       (1)     --       6,100       --          5,002
  Santa Ana                      1997      128,574      80,034       (1)     --       6,100       --          5,600

(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid in such period did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of 1999, 1998 and 1997, respectively, or $50,000. Such perquisites have not been included in the table.

(2) Represents amounts contributed in 1999, 1998 and 1997 under the Company's 401(k) plan under which the Company matches, up to the annual federally mandated maximum amounts, an employee's contributions of up to 3% of such employee's annual salary.

                        OPTION GRANTS IN LAST FISCAL YEAR
                        ---------------------------------

                                       Individual Grants

                                                                                   Potential Realizable
                                % of Total                                           Value at Assumed
                                  Options                                          Annual Rates of Stock
                                Granted to                                          Price Appreciation
                      Options    Employees                Exercise    Grant Date    For Option Term(1)
                      Granted    in Fiscal     Price     Expiration     Present     ------------------
Name                      (#)      Year      ($/Share)      Date       Value ($)     5%($)      10%($)
-------------------       ---      ----      ---------      ----       ---------     -----      ------

Philip Frey, Jr.       13,200       3.2%      $12.375    11/17/2008    $163,350    $102,730    $260,338
David R. Sonksen        8,500       2.0%      $12.375    11/17/2008    $105,188     $66,152    $167,642
Harold R. McKeighan     8,500       2.0%      $12.375    11/17/2008    $105,188     $66,152    $167,642
Andy T.S. Yuen          8,500       2.0%      $12.375    11/17/2008    $105,188     $66,152    $167,642
Lane Jorgensen          8,500       2.0%      $12.375    11/17/2008    $105,188     $66,152    $167,642

(1) The Potential Realizable Value is calculated based on the fair market value of the Common Stock on the date of grant, which is equal to the exercise price of options granted in fiscal 1999, assuming that the stock appreciates in value from the date of grant until the end of the option term at the specified annual rates (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES
               ---------------------------------------------------

                          Shares                  Number of Unexercised            Value of Unexercised
                         Acquired      Value          Options at Fiscal            In-the-Money Options
                        on Exercise   Realized          Year End (#)              at Fiscal Year End ($)
Name                        (#)          ($)      Exercisable  Unexercisable   Exercisable   Unexercisable
--------------------        ---          ---      -----------  -------------   -----------   -------------

Philip Frey, Jr.                --         --        26,300        27,900         195,605       207,506

David R. Sonksen                --         --        10,725        17,650          79,761       131,272

Harold R. McKeighan             --         --        21,450        17,650         159,534       131,272

Andy T. S. Yuen                 --         --        15,450        17,650         114,909       131,272

Lane Jorgensen               6,000     80,000        31,500        17,650         234,281       131,272

                        EXECUTIVE COMPENSATION AGREEMENTS
                        ---------------------------------

      In fiscal year 1993, the Company adopted a Supplemental Employee Retirement Plan ("SERP"), in which the only participants are eight (8) then long-standing employees, including Mr. Frey. The SERP agreements provide annual payments for 10 years following the participant's retirement (age 66 or later). The annual payments range from 20% to 30% (30% for Mr. Frey) of the participant's final or designated year's salary. It is not possible to state in advance the exact amount of future commitments under the SERP. The amounts that would be due annually, after retirement, to Mr. Frey would be estimated at $113,000.

      The Company has entered into agreements with Messrs. Frey and Sonksen to assure their unbiased counsel and continued dedication in the event of an unsolicited tender offer or other occurrence that may result in a change of control. Each agreement will continue in effect until two (2) years after either party notifies the other of an intention to terminate the agreement. The terms of the agreements provide that, in the event of a change of control, as defined therein, and the termination of the executive's employment at any time during the term of such agreement, the executive will be paid amounts equal to a multiplier (the "Multiplier") times the sum of his annual salary rate in effect prior to termination of employment and his highest annual bonus paid during the prior 3-year period. The Multiplier is equal to the sum of three plus the number of years of service of the executive, all divided by twelve; provided, however, in the event of involuntary termination by the Company or termination by the executive for "Good Reason", the Multiplier will in no event be less than two
(2). Presently Mr. Frey has 27 years of service and Mr. Sonksen has 13 years of service. Additionally: (i) all options that the executive has received under any option plans will remain exercisable for one year; (ii) medical, dental, vision and life insurance premiums will continue to be paid by the Company for a number of years equal to the Multiplier; (iii) his automobile allowance continues, subject to earlier termination if the executive becomes a full time employee elsewhere, up to a number of years equal to the Multiplier; and (iv) he will receive all other benefits then accrued under the Company's compensation plans. Upon an involuntary termination or a termination for "Good Reason" following a change of control, all of the executive's unvested stock options, or similar equity incentives, vest and become exercisable. Also, to the extent that payments to the executive pursuant to his agreement (together with any other payments or benefits) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code ("Code"), the agreement provides for the payment of an additional amount such that the executive would receive, net of excise taxes, the amount he would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

      No person who acted as a director or an executive officer of the Company and no security holder known to the Company to own of record or beneficially more than five percent of any class of the Company's voting securities, or any members of their respective immediate families, is known to have any material interest, direct or indirect, in any transaction or proposed transaction during the fiscal year ended October 3, 1999 in which the amount involved exceeds $60,000 and to which the Company or any subsidiary was or during the next fiscal year is to be a party.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own beneficially more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market ("NASDAQ"). Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms concurrently when they file them with the SEC and NASDAQ.

      To the Company's knowledge based solely on its review of the copies of
Section 16(a) forms furnished to the Company and any written representations that no Form 5 reports were required, none of the Company's officers, directors or greater than ten-percent beneficial owners known to the Company failed to file in a timely manner Section 16(a) reports during or with respect to fiscal 1999, except with respect to Form 5's as follows:

                                              Number of Reports
                                    ------------------------------------
      Name                          Not Timely Filed           Not Filed
      ----                          ----------------           ---------
      Philip Frey, Jr.                     1                       0
      Brad Davidson                        1                       0
      Robert B. Phinizy                    1                       0
      Joseph M. Scheer                     1                       0
      Martin H. Jurick                     1                       0
      David R. Sonksen                     1                       0
      Andy T.S. Yuen                       1                       0
      James M. Thomas                      1                       0
      Harold R. McKeighan                  1                       0
      Lane Jorgensen                       1                       0
      James J. Peterson                    1                       0

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
           -----------------------------------------------------------

      No member of the Compensation Committee during the 1999 fiscal year was an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries.

              COMPENSATION COMMITTEE REPORT FOR FISCAL YEAR 1999 OF
                              MICROSEMI CORPORATION

The compensation programs for executive management and certain other key employees are reviewed each year by the Compensation Committee. The committee considers the program's impact on each operating unit as well as the effect on corporate growth, profit, market position and goals set for that year, as well as changes in corporate market focus and strategic goals for the next fiscal year. The committee reviews with the management of the Company the business plans for the new fiscal year and compares them to the prior year. This review defines the relative potential contribution for each operating unit and together with discussions between corporate management and the managers of each unit, establishes goals for revenue and profits for participating profit center managers. The Compensation Committee then establishes the rewards to be received by each key executive relative to their contributions to net earnings from both their direct operating responsibility and the overall profits of the corporation. The committee also decides which operating units will be included in this measured program. Certain special profit centers are removed from the measured plan where the strategic goal assignments are not properly measured quantitatively. These smaller or special profit centers are placed into a second award pool from which bonus payments are allocated based on the achievement of more subjective goals set by the corporate management. The Compensation Committee reviews these yearly with the corporate management and monitors the allocation process.

In addition, each operating unit key executive is responsible for meeting other strategic goals mutually agreed to between that key executive and the CEO. The goals typically are strategic opportunities and challenges available to the Company in a changing market with competitive environments. In every reward review, the key executive is evaluated on: corporate earnings, divisional earnings, and subjective analysis on the goals achieved or progress achieved.

Executive Compensation Philosophy

The primary thrust of the compensation programs in the Company continues to follow the belief that compensation must reflect the value created for the stockholders - both immediate and long term and consequently, the compensation programs reflect the following specific thesis:

o Rewards are tailored to fit the unique opportunities available to each business unit as well as the contributions each business unit makes to the corporate earnings and growth. The program utilizes short term achievement awards and long term incentives, normally stock options granted each year. The stock option grants are reviewed by the Compensation Committee, which manages the program. Grants can be in either or both qualified and non-qualified stock options. The executives with the potential to impact the future growth and profitability of the Company are granted new options each year. Options typically have a 5-year vesting schedule and provide incentives for executives to increase the value of the Company over the long term.

Salary reviews for the top executives are conducted each year. The committee conducted a formal study with an outside consultant to guide the Company in setting salary levels. The Company has followed the consultant's study results, which yielded industry comparatives, for overall increases in pay and benefits. Only minor adjustments have been required.

The Executive Compensation components are:

o Base Salary: Salaries are set at levels approximating the fiftieth percentile for similar marketplace orientations. This year the CEO and the Compensation Committee reviewed each of the 14 highest paid executives and set the following year's pay for these executives. Factors considered, although subjectively and informally applied, are actual achievement, level of market opportunity, management skill in achieving goals and contributions to the overall corporate success. In fiscal 1999, the increases for key executives based on these factors ranged from 3.7% to 6% of base salary.

o The Cash Bonus Program: The Plan, as in prior years, provides cash awards to executives and has been the means of achieving superior corporate results with slightly lower over-all executive compensation as compared to similar companies. These programs are formalized and consistently administered throughout the Company. The bonus award can range from 0% to 80% of an executive's annual salary. The bonus award components are based on overall corporate profit performance, direct profit results controlled by the executive and on subjective goals. For fiscal year 1999, the goals that were set for the Company's executive officers were not achieved. Therefore, no executive bonuses were paid for fiscal year 1999.

o Stock Options: Based on the current stock option plan as approved by the stockholders, up to 2% of the current outstanding shares of Common Stock are available annually for award to new and existing executives. Under this program key executives are allocated portions of the total annual award based upon the executive's responsibility level and other subjective measures. The Company continues to believe that the stockholders' value is being significantly enhanced by this stock option program. Executives who are deemed to have the potential to impact the future growth and profitability of the Company are granted new options each year, without regard to the number of options or shares that may already have been issued to such executives.

Mr. Frey's Fiscal Year 1999 Compensation:

Mr. Frey's compensation for fiscal year 1999 consisted of a base salary, stock options and amounts under certain employee benefit plans. Mr. Frey's base salary is deemed to be competitive with companies of a similar size based on an outside consultant survey. His annual bonus can range from 0% to 80% of his annual salary based upon two factors: 80% of this amount is based upon the overall financial performance of the Company and 20% upon his individual performance as an executive officer. The long-term portion of Mr. Frey's compensation is based primarily on stock options. The value of the stock option award is designed to be consistent with competitive practices of similar sized companies based on informal comparisons. In fiscal year 1999, Mr. Frey's salary increased 6% over fiscal year 1998 levels. Mr. Frey was not paid a cash bonus for fiscal year 1999. The salary increase was attributable to corporate improvements in fiscal 1999, as well as various subjective factors considered by the committee.

The Compensation Committee has reviewed the performance of the Company and its executives for 1999.

                           THE COMPENSATION COMMITTEE

Brad Davidson              Martin H. Jurick              Joseph M. Scheer

                                PERFORMANCE GRAPH
                                -----------------

         The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock - Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 30, 1994 and all dividends were reinvested. The Company's fiscal year ends on or about September 30 each year.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                     09/30/94   09/29/95   09/27/96   09/26/97   09/25/98    10/01/99

MICROSEMI                               100.0      261.5      218.1      383.3      165.3       165.3
NASDAQ STOCK MARKET                     100.0      138.1      164.3      224.5      235.2       370.5
NASDAQ ELECTRONIC COMPONENTS STOCKS     100.0      199.4      239.9      419.1      344.0       689.9

                           AMENDMENT OF THE 1987 PLAN
                                  (Proposal 2)

      The Company's stockholders approved the 1987 Microsemi Corporation Stock Plan (the "1987 Plan") February 26, 1987, effective December 15, 1986, the date on which the Board of Directors adopted the 1987 Plan. The Company's stockholders approved certain amendments of the 1987 Plan on February 25, 1994, as adopted by the Board of Directors on December 20, 1993. In 1995, and from time to time, the Company's Board of Directors adopted additional amendments and the Committee has adopted policies and interpretations of the 1987 Plan.

      The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself, as amended. Copies of the Plan and of the proposed amendment will be available at the Meeting or should be requested in writing addressed to Microsemi Corporation, P.O. Box 26890, Santa Ana, California 92799-6890, Attention: David R. Sonksen, Secretary.

      The principal purpose of the 1987 Plan is to enhance the Company's ability to attract and retain qualified persons as key employees or directors and to motivate such persons by providing them with the opportunity for an equity participation in the Company.

Amendments

1. Amendment to Increase the Number of Shares Available under the 1987 Plan.
   -------------------------------------------------------------------------

      The proposed amendment, which is described below, will increase the maximum number of shares of Common Stock available for awards granted under the 1987 Plan. As of December 8, 1999, approximately 131,413 shares were available for future grants under the 1987 Plan. The proposed amendment will immediately increase that amount and will provide for larger annual increases in successive future years than presently provided by the 1987 Plan.

      The proposed amendment will increase the maximum number of shares of Common Stock available for awards under the Plan. Upon adoption of the amendment, the initial increase will be 300,000 shares plus 230,400 shares (an additional 2% of the outstanding stock) so that the annual increase as of the beginning of fiscal 2000 would be 4% (the 1987 Plan currently provides for 2% increases annually). Thereafter, as of the beginning of fiscal year 2001 and each successive fiscal year until termination of the Plan, the number of shares available under the Plan will increase by an amount equal to 4% of the total shares of Common Stock of the Company outstanding as of each such date. For purposes of illustration only, if the number of shares outstanding as of the end of the Company's fiscal year ending in 2000 is 11,000,000 then the number of shares available for purposes of the Plan will be increased as of such date by an additional 440,000 (4% of 11,000,000), and so forth as of the beginning of each fiscal year until the Plan is terminated. The proposed amendment further provides that, notwithstanding the provision for annual increases in the number of shares available under the 1987 Plan, the maximum number of shares which may be issued pursuant to incentive stock options granted under the 1987 Plan may not exceed 7,000,000, an increase of 3,000,000 from the current limit.

      Any award which expires or lapses without being exercised, and shares of restricted stock which are forfeited to or repurchased by the Company, will again be available for use under the 1987 Plan. No change is made to the existing provision of the 1987 Plan that shares relating to this provision.

      The purpose of the proposed amendment is to provide additional shares for grants to be made under the 1987 Plan in order for it to continue to serve its primary purposes and have adequate amounts of shares available in light of an increased employee base and a more competitive labor environment, as well as the Company's plans to increase the size of the Board of Directors. The primary purpose for the annual increases to the maximum number of shares available for awards is to alleviate the administrative costs of periodically seeking stockholder approval of incremental increases.

2. Amendment to Extend the Termination Date of the 1987 Plan.
   ----------------------------------------------------------

      The proposed amendment would extend the term of the 1987 Plan to December 15, 2009, unless earlier terminated by the Board of Directors or extended by an amendment approved by the stockholders of the Company. Currently, the 1987 Plan will expire December 15, 2004 unless earlier terminated by the Board of Directors or extended by an amendment approved by the stockholders of the Company.

      The Board of Directors has adopted the extension of the 1987 Plan to December 15, 2009, subject to stockholder approval, in order that the 1987 Plan continue beyond its existing termination date to serve the purposes for which it was adopted without incurring any administrative cost to propose and adopt a new plan.

      The annual increases in the number of shares subject to the 1987 Option Plan as amended will continue during its extended term.

3. Amendment to Add Flexibility of Grants to Non-Employee Directors and other
   --------------------------------------------------------------------------
Non-Employees.
--------------

      The proposed amendment would make non-employees eligible for grants under the 1987 Plan, such as non-employee officers, in addition to employees. Currently non-employee directors are eligible to participate in the 1987 Plan to the extent of receiving annual grants in fixed amounts. This amendment will allow discretionary grants (as well as these annual grants) to be made to non-employee directors. This also will allow discretionary grants to other non-employees, such as non-employee officers or consultants. There are an indeterminate number of additional persons that may become eligible for grants if this amendment is approved.

      Further, adoption of this amendment constitutes ratification and approval of annual non-employee director grants that exceeded the annual option grants as to 1,000 shares provided in the 1987 Plan at the time of the last stockholder-approved amendment. At present, and at the prior three annual grants, the amount has been 3,000 per non-employee director. The amounts set forth in the following table are the aggregate of the amounts granted in fiscal years 1998, 1999 and 2000 as automatic annual option grants to non-employee directors:

                               NEW PLAN BENEFITS*

                                               1987 Plan
                                    ---------------------------------
Name and Position                   Dollar Value($)   Number of Units
-----------------                   ---------------   ---------------

Brad Davidson                      $ 78,187                9,000
  Director

Robert B. Phinizy                  $ 78,187                9,000
  Director

Joseph M. Sheer                    $ 78,187                9,000
  Director

Martin H. Jurick                   $ 78,187                9,000
  Director

----------
* Includes only the automatic annual grants to non-employee directors for three years. All options were granted at an exercise price equal to the closing sale price of the Common Stock on the date of grant. The dollar value is calculated as if equal to the fair market value for the Company's Common Stock as of January 11, 2000, based on the $8.6875 closing price on that date as reported by The Nasdaq Stock Market. This amount does not deduct the exercise price required to be paid for the shares upon exercise. It is not possible to determine the amount or timing of any future discretionary grants, and nothing is included for such grants.

      The purpose of this amendment is to allow the Company to attract and retain non-employee directors, key officers and service providers in a highly competitive environment, and to provide incentive to non-employees to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company. The Company plans to invite additional highly qualified persons to join its Board of Directors and believes this amendment is essential for that purpose.

General Terms of the 1987 Plan Currently (after Amendment)

      The 1987 Plan provides for the grant by the Company of stock options, stock appreciation rights ("SARs"), shares of Common Stock or cash. Information regarding awards under the Plan during the 1999 fiscal year is set forth in this Proxy Statement under the caption "Option Grants in Last Fiscal Year." The aggregate number of shares of Common Stock subject to the 1987 Plan will be 2,420,814, while it is currently 1,890,414 shares. The aggregate number of shares of the Common Stock of the Company that may be issued or transferred to grantees under the 1987 Plan will be approximately 18.1% of the Common Stock on a fully-diluted basis, while currently they represent 14.6% of the Common Stock on a fully-diluted basis (in each case based on the presently outstanding shares of the Company's Common Stock plus the shares that would be outstanding on exercise of all options that are authorized). In addition, each year the number of shares subject to the 1987 Plan will increase by an amount equal to 4% of the outstanding Common Stock of the Company, through the beginning of fiscal year 2009, while currently the increases are 2% per year through the beginning of fiscal year 2004. The shares may be unissued shares or treasury shares. If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that can be issued or transferred in the future and in the number of shares and price in all outstanding grants made before the event. If shares under a grant are not issued or transferred, those shares will again be available for inclusion in future grants.

      If the amendment is adopted, the 1987 Plan will terminate on December 15, 2009, while currently it terminates December 15, 2004. In either case the 1987 Plan may be earlier terminated by the Board of Directors or extended with approval of the stockholders of the Company.

      Under the 1987 Plan if the amendment is adopted, the Company may make grants to directors, officers or other key executive and management employees of the Company as well as to non-employees. The number of grantees could vary from year to year. Before the amendment, only employees and non-employee directors were eligible to participate, and the non-employee directors received only annual grants in fixed amounts, which had originally been 1,000 per year and was increased to 3,000 shares per year. The Company has approximately 67 employees who are eligible to participate in the 1987 Plan and currently has four non-employee directors. Other non-employees would be eligible to participate in the 1987 Plan. Non-employee directors receive annual option grants, currently at the rate of 3,000 per year, an amount with is subject to change and may be supplemented by other grants to one or more of such directors.

      The 1987 Plan provides that it is to be administered by the Board of Directors or, in the discretion of the Board of Directors, a 1987 Plan Committee (each herein called the "Committee") appointed by the Board of Directors and consisting of two or more directors. The Board of Directors also has discretion to appoint various committees for various purposes of administering the 1987 Plan. The Committee has broad discretion, subject to the terms of the 1987 Plan, to determine the persons entitled to receive grants; the terms and conditions on which such options, SARs, shares or cash are granted; the amount of each such grant; and the nature of the consideration to be paid upon exercise of options or SARs granted under the 1987 Plan, which may, in the discretion of the Committee, consist in whole or in part of cash or shares of the Company's Common Stock.

      Options granted under the 1987 Plan may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options," as determined by the Committee at the time of grant. Options may be granted under the 1987 Plan for terms not exceeding ten years from the date of grant. The per share exercise price of options granted under the plan must be equal to or greater than the fair market value of a share of Common Stock on the date of grant.

      The Committee may award SARs in connection with options under the 1987 Plan. The grantee of an SAR receives, upon exercise of the SAR and the related option, an amount equal to the difference between the then fair market value of a share of Common Stock and the option price. Payment may be made, at the discretion of the Committee, in cash, shares of Common Stock or both. The related option will terminate upon exercise of an SAR. If an option is exercised, any related SAR will terminate.

      The Committee may grant performance awards which call for payment in shares or cash if financial goals that are established by the Committee have been met during an award period. Such shares are issued without receipt of consideration other than services rendered by a grantee. To receive payment, a grantee must remain in the employ of the company until the computation of the payment, subject to exceptions made at the discretion of the Committee.

      The Committee may also grant restricted shares of Common Stock. Such shares cannot be transferred or voted and dividends thereon will not be paid before the termination of the restriction period. If a grantee's employment terminates during the restriction period, the grantee forfeits such shares, subject to exceptions made in the discretion of the Committee.

      The Committee establishes rules and regulations for the operation of the 1987 Plan, selects persons to receive grants, determines the fair market value of stock for purposes of grants, and determines the number of shares subject to grants.

      No one person will receive more than 250,000 options or restricted shares or share equivalents under performance awards or SARs under the 1987 Plan in any one calendar year. It is not possible to state in advance the exact number or identity of the future grantees or the amounts of future grants, except that it is anticipated that options to purchase 250,000 will be granted in the aggregate following the approval of the amendments by the stockholders and each non-employee director will continue to receive an annual grant of nonqualified options to purchase at least 2,000 shares.

      It is presently intended that the additional shares and options authorized by the amendment under the 1987 Plan will be registered on SEC Form S-8 under the Securities Act of 1933. If, however, any of the additional shares and options are not registered, grants may require a grantee to represent to the Company in writing that he is accepting the grant or acquiring the shares (unless they are covered by an effective registration statement under said Act) for his own account for investment only, and shares could then only be resold by the holder pursuant to an exemption from registration such as Rule 144 or pursuant to registration on another form, such as on Form S-3.

      The exercise price of options under the 1987 Plan may, in the discretion of the Committee, be payable various forms, including in cash, by promissory note, surrender of previously-owned shares, or a "cashless" exercise, or a combination of these methods.

      The Committee, in its discretion, may agree that the Company will pay the taxes due from a grantee upon grant or exercise, as the case may be.

Federal Income Tax Consequences
-------------------------------

      The following general discussion sets forth the Federal tax consequences associated with grants by the Company under the 1987 Plan to grantees who are not subject to Section 16(b) of the Securities Exchange Act of 1934.

      Stock Options. The grant of an incentive stock option or a nonqualified
      -------------
stock option will not result in income for the grantee or in a deduction for the Company.

      The exercise of a nonqualified stock option will result in ordinary income to the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding will be required if the optionee is an employee of the Company.

      The exercise of an incentive stock option will not result in income to the grantee so long as the grantee is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If the grantee disposes of the shares within two years after the date of grant of the option or one year after the exercise, any gain upon disposition of the shares will be taxed to the employee as ordinary income and the Company will not be entitled to a deduction. The excess of the market value of the shares on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax in the year of exercise.

      If the grantee disposes of the shares prior to the expiration of the holding periods described above, the grantee will have taxable compensation, and the Company will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as ordinary income.

      SAR and Performance Award. The grant of an SAR or a Performance Award will
      -------------------------
not result in income for the grantee or a deduction for the Company. Upon the exercise of an SAR and the receipt of shares or cash under a Performance Award, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding will be required if the grantee is an employee.

      Restricted Stock Grant. The grant of a Restricted Stock Grant will not
      ----------------------
result in immediate income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are not transferable by the grantee and are subject to restrictions resulting in a "substantial risk or forfeiture" as intended by the Company, unless the grantee elects to be taxed immediately. If there is not such a restriction, the grantee will recognize ordinary income upon receipt of the shares. Dividends paid while the stock remains subject to restriction will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income, and the Company will be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding will be required if the grantee is an employee.

         Section 162(m) Limitations. Section 162 to the Internal Revenue Code of
         --------------------------
1986, as amended (the "Code"), generally relates to income tax deductions for business expenses. Section 162(m) of the Code limits the corporate income tax deduction to $1,000,000 in any tax year attributable to compensations paid to the Chief Executive Officer in that year or any of the four other executive officers of the Company and its subsidiaries who were most highly paid in that year. This rule generally applies to all deductible compensation paid to such an individual. Exercise of nonqualified stock options, disqualifying dispositions of stock received on exercise of an incentive stock option, and the lapsing of restrictions on restricted stock result in an income tax deduction. The Code
Section 162(m) deduction limitation is not believed to apply to compensation paid or deemed paid under the 1987 Plan, which is a stockholder-approved plan. If more than $1,000,000 in one year in compensation is paid or deemed to be paid pursuant to a plan that satisfies applicable requirements of Section 162(m), the deduction is unlimited.

Future Amendments to the Plan.
------------------------------

      The Board of Directors can amend the 1987 Plan as it deems advisable, but unless the stockholders approve, no amendment can increase the maximum number of shares of Common Stock subject to the 1987 Plan, materially modify the requirements for eligibility in the 1987 Plan, or materially increase the benefits accruing to grantees. In addition, no amendment can withdraw from the Committee the right to select the persons who will receive grants.

Considerations for Grants
-------------------------

      The only considerations the Company receives or is to receive for grants under the 1987 Plan are the services rendered for the Company by the participants.

Market Value of the Securities Underlying the Plan
--------------------------------------------------

      As of January 11, 2000, the market value of a share of Common Stock was $8.6875 as reported by The Nasdaq Stock Market. Excluding the indeterminate number of shares that will be added by the future increases in annual increments, the shares of Common Stock that would be subject to the 1987 Plan, as of immediately after stockholder approval of the amendment, would have an aggregate market value of approximately $21 million, at the above-mentioned price and without deduction for the exercise prices payable to purchase shares.

Vote Required

The affirmative vote of the holders of a majority of the Common Stock of the Company represented at the Annual Meeting and voting on Proposal 2 shall be required to approve this proposal. Abstentions and broker non-votes will have no legal effect upon the approval required. However, all such votes will count as a part of establishing a quorum. The Board of Directors believes that the amendment to the 1987 Plan is in the best interests of the Company because it will further the purposes of the 1987 Plan of enhancing the ability of the Company to attract, motivate and retain key personnel. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1987 PLAN. Proxies solicited by management will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.

                              STOCKHOLDER PROPOSALS
                              ---------------------

         Stockholder proposals intended to be considered at the 2001 Annual Meeting of Stockholders must be received by the Company no later than September 28, 2000. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.

                             INDEPENDENT ACCOUNTANTS
                             -----------------------

      PricewaterhouseCoopers, independent accountants for the Company for the fiscal year ended October 3, 1999, has been selected by the Board of Directors to serve in the same capacity for the current fiscal year.

      A representative of PricewaterhouseCoopers is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

                                  OTHER MATTERS
                                  -------------

      The Board of Directors is not aware of any matter which will be presented for action at the Meeting other than the matters set forth herein; but should any other matter requiring a vote of the stockholders arise, it is intended that the enclosed Proxy include discretionary authority to vote on such other matters in accordance with the interests of the Company, in the best judgment of the person or persons voting the Proxies. In addition, the enclosed Proxy is intended to include discretionary authority to postpone or adjourn the meeting, to vote for any person's election to a position for which a bona fide nominee is named herein if such nominee named herein is unable to serve or for good cause will not serve, approval of minutes of the prior meeting without ratifying the actions taken at such meeting and any matters incident to the conduct of the Meeting.

         All stockholders are urged to complete, sign, date and promptly return the enclosed Proxy.

                                          By Order of the Board of Directors,


Santa Ana, California                     /s/ DAVID R. SONKSEN
January 20, 2000                          --------------------------------------
                                          David R. Sonksen, Secretary

                          PROXY SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF MICROSEMI CORPORATION
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 29,2000

      The undersigned shareholder of MICROSEMI CORPORATION hereby appoints Philip Frey, Jr. and David R. Sonksen, or either of them, the attorneys and proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock, par value $0.20 per share, of MICROSEMI CORPORATION, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 29, 2000 at 10:00 A.M., (California time), and at any adjournments or postponements thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. The undersigned acknowledges receipt of this proxy and a copy of the Notice of Annual Meeting and Proxy Statement dated January 20, 2000. Said proxies are directed to vote or to refrain from voting pursuant to the Proxy Statement as checked on the reverse side hereon upon the following matters, and otherwise in their direction.

Please mark, sign, date and return this proxy card promptly.

1. ELECTION OF DIRECTORS

|_|   FOR all nominees                          |_|   WITHHOLD AUTHORITY to
      (except as indicated to the                     vote for all nominees
      contrary below)                                 listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

Philip Frey, Jr.           Joseph M. Schoer          Robert B. Phinizy
Martin H. Jurick           Brad Davidson

2. APPROVAL OF AMENDMENT OF THE 1987 MICROSEMI CORPORATION STOCK PLAN

                |_| FOR         |_| AGAINST         |_| ABSTAIN

                (continued and to be signed on the reverse side)

3. In their discretion, upon such other matters as may properly come before the meeting, this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

      IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.


                        ------------------------------------------
                        SIGNATURE OF STOCKHOLDER

                        Dated _____________, 2000


                        ------------------------------------------
                        SIGNATURE OF STOCKHOLDER

                        Dated _____________, 2000

                        IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) on your stock certificate. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity please give their titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.